Exhibit 99.1
IMMEDIATE RELEASE
Ebix Announces Increase to Share Buy Back Program
ATLANTA, GA — June 30, 2011 — Ebix, Inc. (NASDAQ: EBIX) a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today announced that its Board of Directors has unanimously approved an increase to the Company’s share repurchase program from $45 million to $100 million. The Board also authorized the Company to possibly complete these share repurchases over the next twelve months, and that they be funded by the Company’s operating cash flows. The Board made the determination to increase the share buy back plan limit after reviewing Ebix’s consistent cash flows.
The Company also reported that since January 1, 2011 and thru June 29, 2011 that it has bought back 1.31 million shares of common stock for aggregate consideration in the amount of $26.2 million and at an overall average of $20.02 per share. All share repurchases were and continue to be done in accordance with Rule 10b-18 of the Securities Exchange Act of 1934 as to the timing, pricing, and volume of such transactions.
About Ebix
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ:EBIX) provides end to end solutions ranging from infrastructure Exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Singapore, Australia, the US, New Zealand, India, China, Japan and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance, while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS based software platforms, Ebix employs hundreds of insurance and technology professionals that provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com
CONTACT:
Neil van Helden
678-242-2824 or neil.van.helden@ebix.com
Aaron
678-281-2027 or atikkoo@ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2010, included under “Item 1. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.